Exhibit 4.6

Lock-Up Agreement

[  ], 2024

A.G.P./Alliance Global Partners

590 Madison Avenue, 28th Floor

New York, New York 10022

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Re: Volato Group, Inc. Proposed Offering

Ladies and Gentlemen:

The undersigned understands that you (“AGP” and “Roth,” or collectively, the “Placement Agents”) propose to enter into a Placement Agent Agreement (the “Placement Agent Agreement”) providing for the offer and sale (the “Offering”) of (i) shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of Volato Group, Inc., a Delaware corporation (the “Company”) (the “Shares”), (ii) warrants to purchase shares of Common Stock (each, a “Common Warrant”) and (iii) pre-funded warrants to purchase shares of Common Stock (each, a “Pre-Funded Warrant”, and together with the Common Warrant, the “Warrants,” and collectively with the Shares, the “Securities”).

In consideration of the execution of the Placement Agent Agreement by the Placement Agents, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Placement Agents, the undersigned will not, directly or indirectly, (a) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock; (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (c) except as provided for below, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company; or (d) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending ninety (90) days after the date of the effective date of this Agreement (such 90-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or any other securities acquired in the open market after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transactions; (b) bona fide gifts of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company) or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or as part of a distribution, transfer or disposition to its members, partners, shareholders or other equity holders of the undersigned; (c) any transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by will or intestate succession upon the death of the undersigned; (d) transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to an immediate family member (for purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or any trust, limited partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned; provided that, in the case of clauses (b), (c) and (d) above, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 90-day period referred to above and if any filing under Section 16(a) of the Exchange Act, or other public filing, report, or announcement reporting a reduction of beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with such transfer or distribution, shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; and (iii) the undersigned notifies the Placement Agents at least two (2) business days prior to the proposed transfer or disposition; (e) the transfer of shares to the Company to cover the applicable exercise price or tax withholding obligations, including estimated taxes, for any equity award granted pursuant to the terms of the Company’s stock option/incentive plans, such as upon exercise, vesting, lapse of substantial risk of forfeiture, or upon the exercise of warrants to purchase shares of Common Stock, or other similar taxable event, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party), provided that as a condition of any transfer pursuant to this clause (e), that if the undersigned is required to file a report under Section 16(a) of the Exchange Act or other public filing, report, or announcement, reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report, and if applicable an appropriate disposition transaction code, to the effect that such transfer is being made as a share delivery or forfeiture in connection with a net value exercise, or as a forfeiture or sale of shares solely to cover required exercise price or tax withholding obligations, including estimated taxes, as the case may be; (f) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer made to all holders of the Common Stock, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company, including voting in favor of any such transaction or taking any other action in connection with such transaction, provided that in the event that such merger, tender offer or other transaction is not completed, the Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock shall remain subject to the restrictions set forth herein; (g) the vesting of equity awards, the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to shares of Common Stock issued upon such vesting, exercise or conversion; (h) the establishment of any, or the continued use of any existing, contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that except for already existing plans, no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan; (i) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s shares of Common Stock, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period and (j) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to an order of a court or regulatory agency (for purposes of this Lock-Up Letter Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction); provided that as a condition of any transfer pursuant to this clause (j), that if the undersigned is required to file a report under Section 16(a) of the Exchange Act, or other public filing, report, or announcement reporting a reduction of beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with such transfer, shall indicate, to the extent permitted by such section and related rules and regulations, that such transfer is pursuant to an order of a court or regulatory agency. For purposes of clause (f) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this Lock-Up Letter Agreement except in compliance with this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Placement Agents that it does not intend to proceed with the Offering, if the Placement Agent Agreement does not become effective, or if the Placement Agent Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares and Warrants, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Placement Agents will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

If, during the Lock-Up Period, the Placement Agents grant to any Pro Rata Holder any discretionary release, waiver or termination (each, a “Release”) of any of the restrictions in the lock-up letter agreements executed and delivered by such persons, then such Release shall be deemed to apply to the undersigned on a pro rata basis, based on the percentage of such Pro Rata Holder’s shares of Common Stock, including Common Stock issuable upon the conversion, exercise or exchange of any Company securities, which are the subject of such Release relative to the aggregate number of shares of Common Stock, including Common Stock issuable upon the conversion, exercise or exchange of any Company securities, of such Pro Rata Holder which are subject to such holder’s lock-up letter agreement as of immediately prior to such Release. In the event of a Release, the Company shall use commercially reasonable efforts to notify the undersigned within one (1) business day of the occurrence of such Release; provided that the failure by the Company to give such notice shall not give rise to any claim or liability against the Company or the Placement Agents except, in respect of the Company, in the case of bad faith on the part of the Company. For purposes of this paragraph, “Pro Rata Holder” means any member of the board of directors of the Company, any executive officer of the Company that is named in the Offering prospectus, or any holder of outstanding shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

This Lock-Up Letter Agreement shall automatically terminate upon (a) the termination of the Placement Agent Agreement prior to the issuance and delivery of the Shares and Warrants, (b) the date that either the Company or the Placement Agents provide written notice to the other that it has determined not to proceed with the proposed Offering and, with respect to the Company, is terminating this Lock-Up Letter Agreement on behalf of all of the Company’s holders of securities subject to a Lock-Up Letter Agreement, provided that the Company and the Placement Agents shall not have executed the Placement Agent Agreement on or prior to such date. Notwithstanding anything herein to the contrary, this Lock-Up Letter Agreement shall lapse and become null and void if the closing of the Offering shall not have occurred on or before July 31, 2024.

This Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Letter Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representative, successors and assigns of the undersigned.

[Signature page follows]

Very truly yours,

(Name)

(Signature)

(Name of Signatory, in the case of entities – Please Print)

(Title of Signatory, in the case of entities – Please Print)

Address:

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